As filed with the Securities and Exchange Commission on July 9, 2002

                                            REGISTRATION STATEMENT NO. 333-



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                          BPC HOLDING CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
      DELAWARE                                             35-1813706
(STATE OF INCORPORATION)                     (I.R.S. EMPLOYER IDENTIFICATION #)
                             101 OAKLEY STREET
                         EVANSVILLE, INDIANA 47710
                              (812) 424-2904
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

    BPC HOLDING CORPORATION AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                          (FULL TITLE OF THE PLAN)


                               IRA G. BOOTS
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          BPC HOLDING CORPORATION
                             101 OAKLEY STREET
                         EVANSVILLE, INDIANA 47710
                              (812) 424-2904
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                        CODE, OF AGENT FOR SERVICE)

                              WITH COPIES TO:

                         MICHAEL J. O'BRIEN, ESQ.
                            GOODWIN PROCTER LLP
                           599 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10022
                              (212) 813-8800


                      CALCULATION OF REGISTRATION FEE

 Title of Securities Being  Amount to be  Proposed   Proposed     Amount of
        Registered          Registered(1)  Maximum    Maximum   Registration
                                          Offering   Aggregate       Fee
                                            Price    Offering
                                             Per     Price(2)
                                          Share(2)
 Class B Nonvoting Common
Stock, par value $0.01 per     75,000      $155.60  $11,670,000   $1,073.64
 share

(1) This Registration Statement covers 75,000 shares of Class B Nonvoting Common Stock, par value $0.01 per share, underlying options (the "Options") issued under the BPC Holding Corporation Amended and Restated 1996 Stock Option Plan (the "Plan"). In addition, pursuant to Rule 416, this Registration Statement includes such indeterminate number of shares as may be issued in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the weighted average exercise price for Options covering shares registered hereunder.

                             EXPLANATORY NOTE

     On May 25, 2002, BPC Holding Corporation ("BPC Holding") entered into a merger agreement (the "Merger Agreement") pursuant to which BPC Holding will be acquired (the "Acquisition") by affiliates of Goldman Sachs & Co., members of management of BPC Holding and other private investors, subject to the satisfaction of customary closing conditions. In the event an Option is exercised prior to the consummation of the Acquisition, the Class B Nonvoting Common Stock received upon exercise will entitle the holder thereof to receive the same consideration payable generally in the Acquisition in respect of a share of Class B Nonvoting Common Stock. Options that remain outstanding after the Acquisition will be adjusted in accordance with the terms of the Plan and will be amended to extend the term of such Options to the tenth anniversary of the closing date of the Acquisition, causing the Options to no longer qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Merger Agreement provides that Options that are outstanding immediately prior to the closing of the Acquisition and that have a per share exercise price that exceeds the value received pursuant to the Acquisition for a share of Class B Nonvoting Common Stock will be cancelled.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

   BPC Holding hereby incorporates by reference the following documents that have been previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) BPC Holding's Annual Report filed on Form 10-K for the fiscal year ended December 29, 2001, filed with the Commission on March 21, 2002, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) BPC Holding's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed with the Commission on May 9, 2002; and

    (c)   BPC Holding's Current Report on Form 8-K filed with the
        Commission on June 26, 2002.

    In addition, all documents subsequently filed with the Commission by BPC Holding pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

    The title and class of BPC Holding capital stock to be registered under this Registration Statement is Class B Nonvoting Common Stock, par value $0.01 per share ("Class B Nonvoting Stock"), and the terms of the Class B Nonvoting Stock are described below. BPC Holding also has authorized shares of Series A Senior Cumulative Exchangeable Preferred Stock, Series A-1 Senior Cumulative Preferred Stock, Series B Cumulative Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series C-4 Preferred Stock, Series C-5 Preferred Stock, Series D Preferred Stock, Class A Voting Common Stock, Class A Non-Voting Common Stock, Class B Voting Common Stock and Class C Non-Voting Common Stock, which materially limit and or qualify the rights of the Class B Nonvoting Stock as described below. A description of the limitations and qualifications of the Class B Nonvoting Stock appear below. The following descriptions are only summaries of the material rights, preferences and other provisions of the relevant class of securities and by their nature are incomplete. For a complete description of the material rights, preferences and other provisions of these securities please refer to our certificate of incorporation, which is on file with the Commission.

CLASS B NONVOTING COMMON STOCK

    VOTING. Except as otherwise provided by law, the holders of Class B Nonvoting Stock have no voting rights; provided, however, that upon the occurrence of certain specified events, the holders of Class B Nonvoting Stock, together with the holders all other shares of common stock of BPC Holding, will be entitled to one vote per share (voting as a single class) on all matters to be voted on by BPC Holding's stockholders. In addition, upon the occurrence of an underwritten public offering at a price per share of BPC Holding common stock that is equal to or greater than $250.00 and generating gross proceeds to BPC Holding of at least $50 million, all classes of BPC Holding common stock will automatically convert into a single class of BPC Holding common stock with identical voting and distribution rights.

    DISTRIBUTIONS. All distributions of any cash or property to the holders of Class B Nonvoting Stock (except in connection with a recapitalization or exchange of BPC Holding common stock or any subdivision or combination of BPC Holding common stock) shall be paid in the following order of priority: (a) first, ratably, to the holders of Class A Voting Common Stock and Class A Nonvoting Common Stock until such holders have received $100.00 per share and (b) second, ratably, to the holders of Class B Voting Common Stock and Class B Nonvoting Common Stock until such holders have received $100.00 per share. Thereafter, all distributions shall be paid ratably to the holders of Class C Nonvoting Common Stock until such time as the aggregate of all distributions paid to the holders of BPC Holding common stock is equal to $100.00 per share. After such time, each distribution shall be paid ratably to the holders of all BPC Holding common stock (based upon the number of shares of BPC Holding common stock held by each such holder at the time of distribution).

    MERGER. BPC Holding cannot merge with or into, or consolidate with any other person, if the consideration to be received by the holders of one or more classes of BPC Holding common stock in the transaction is less than the holders of such class or classes would have received if the aggregate consideration to be received by all holders of common stock were distributed by BPC Holding pursuant to the terms of BPC Holding's charter, unless BPC Holding shall have obtained the affirmative vote or prior written consent of a majority of the holders of each such class of common stock, voting separately.

    CONTRACTUAL TRANSFER AND OTHER RESTRICTIONS. The holders of Class B Nonvoting Common Stock are subject to various contractual transfer and other restrictions on their shares, including the right of Atlantic Equity Partners International II, L.P. ("AEP") to consent to transfers, certain volume limitations regarding transfer, a repurchase right in favor of BPC Holding in the event of termination of employment from BPC Holding or any of its affiliates, a right of first refusal on behalf of BPC Holding and a drag-along right in favor of BPC Holding or AEP, which obligates the holders Class B Nonvoting Common Stock to sell and/or consent to a sale of all or substantially all the assets of BPC Holding to a third party, if either AEP or BPC Holding approve of such sale.

SERIES A SENIOR CUMULATIVE EXCHANGEABLE PREFERRED STOCK AND SERIES A-1 SENIOR CUMULATIVE PREFERRED STOCK

      As of the date hereof, there are 600,000 and 1,000,000 shares of Series A Senior Cumulative Exchangeable Preferred Stock and Series A-1 Senior Cumulative Preferred Stock (collectively, the "Series A Preferred Stock") of BPC Holding issued and outstanding, respectively.

      PRIORITY. The Series A Preferred Stock ranks prior to all other capital stock of BPC Holding with respect to payment of dividends and the distribution of assets upon dissolution, liquidation or winding up.

      LIQUIDATION. Upon a liquidation, dissolution or winding up of BPC Holding, the holders of Series A Preferred Stock are entitled to receive, out of the assets available for distribution therefor and in preference to the holders of all other shares of capital stock of BPC Holding, an amount equal to $25.00 per share, plus all accrued and unpaid dividends thereon.

      DIVIDENDS. The holders of Series A Preferred Stock are entitled to receive dividends quarterly, in preference to the holders of all other capital stock of BPC Holding, when, as and if declared by BPC Holding's board of directors at a rate of 14% per annum on each share and all accrued and unpaid dividends on each such share, payable in arrears and will accumulate until declared and paid. The dividend rate is subject to increase to a rate of (i) 16% per annum if (and for so long as) BPC Holding fails to (a) declare and pay dividends in cash on any dividend payment date on or after June 30, 2003, or (b) redeem shares of Series A Preferred Stock on any date such redemption is required, and (ii) 15% per annum if (and for so long as) BPC Holding fails to comply with its obligations relating to the rights and preferences of the Series A Preferred Stock.

      VOTING. The holders of Series A Preferred Stock do not have any voting rights, except as provided by law and, except as follows: upon the failure of BPC Holding to declare and pay dividends in cash for six dividend periods (whether or not consecutive), or upon the commencement of certain bankruptcy related proceedings in respect of BPC Holding or certain of its subsidiaries or upon the failure to pay indebtedness in excess of $10,000,000 when due, a majority of the holders of Series A Preferred Stock will have the right, voting together as a single class, to elect two directors to BPC Holding's board of directors. In addition, with certain exceptions, without the affirmative consent of the holders of two-thirds of the Series A Preferred Stock voting together as a single class, BPC Holding cannot declare, pay, or set apart for payment on any stock ranking junior to the Series A Preferred Stock, any dividend or make any distribution in respect of such stock, or take action with respect to certain other specified matters.

      MERGER; CHANGE OF CONTROL. Unless BPC Holding is the surviving corporation, it cannot consolidate with or merge with or into, or convey or transfer all or substantially all it assets to, any person unless (i) all the outstanding shares of Series A Preferred Stock are purchased as part of such transaction at a per share price of not less than $25.00, plus all accrued and unpaid dividends through the date of such purchase or (ii) the successor corporation assumes (with the consent the holders of at least two-thirds of the outstanding Series A Preferred Stock voting separately) all of BPC Holding's obligations and the holders of Series A Preferred Stock have all the same rights, privileges and preferences in the successor corporation as they had in BPC Holding immediately prior to such transaction and certain other conditions are met. Further, BPC Holding is constrained by certain other restrictions regarding a change of control, which requires BPC Holding to (i) receive the consent of the holders of BPC Holding's indebtedness to the redemption of the Series A Preferred Stock, or (ii) repay that indebtedness prior to redeeming the Series A Preferred Stock.

      OPTIONAL AND MANDATORY REDEMPTION. Under certain circumstances, the Series A Preferred Stock may be redeemed by BPC Holding, at its option, at specified redemption prices; provided that BPC Holding must redeem all outstanding shares of Series A Preferred Stock on June 30, 2008.

      EXCHANGE. BPC Holding has the option of exchanging the Series A Preferred Stock, in whole but not in part, for senior subordinated exchange notes, at the rate of $25.00 in principal amount of notes for each $25.00 of liquidation preference of Series A Preferred Stock held; provided that no shares of Series A Preferred Stock may be exchanged if such shares are held by Chase Venture Capital Associates, LLC or its affiliates. Upon such exchange, Holding will be required to pay in cash all accrued and unpaid dividends.

SERIES B CUMULATIVE PREFERRED STOCK

      AS OF THE DATE HEREOF, THERE ARE 200,000 SHARES OF SERIES B
CUMULATIVE PREFERRED STOCK OF BPC HOLDING (THE "SERIES B PREFERRED STOCK") ISSUED AND OUTSTANDING.

      PRIORITY. The Series B Preferred Stock ranks junior to the Series A Preferred Stock and prior to all other capital stock of BPC Holding.

      LIQUIDATION. Upon a liquidation, dissolution or winding up of BPC Holding, the holders of Series B Preferred Stock are entitled to receive, out of the assets available for distribution therefor and in preference to all other holders of capital stock of BPC Holding, but subject to the prior rights of the holders of Series A Preferred Stock, an amount equal to $25.00 per share, plus all accrued and unpaid dividends thereon.

      DIVIDENDS. The holders of Series B Preferred Stock, in preference to the holders of all other capital stock of BPC Holding, but subject to the preferences of the holders of the Series A Preferred Stock, are entitled to receive cumulative dividends at a rate of 14.75% per annum on each share, and no more, when and as declared by BPC Holding's board of directors.
Such dividends accrue quarterly and are payable in cash only, when and as declared, out of funds legally available therefor or upon a redemption.

      VOTING. Except as otherwise provided by law, the holders of Series B Preferred Stock do not have any voting rights. With certain exceptions, without the affirmative consent of the holders of two-thirds of the Series B Preferred Stock then outstanding, BPC Holding cannot declare, pay, or set apart for payment on any stock ranking junior to the Series B Preferred Stock, any dividend or make any distribution in respect of such stock or take action with respect to certain other specified matters.

      MERGER. Unless BPC Holding is the surviving corporation, it cannot otherwise consolidate with or merge with or into, or convey or transfer all or substantially all it assets to, any person unless (i) all the outstanding shares of Series B Preferred Stock are purchased as part of such transaction at a per share price of not less than $25.00, plus all accrued and unpaid dividends through the date of such purchase or (ii) the successor corporation assumes (with the consent the holders of at least two-thirds of the outstanding Series B Preferred Stock) all of BPC Holding's obligations and the holders of Series B Preferred Stock have all the same rights, privileges and preferences in the successor corporation as they had in BPC Holding immediately prior to such transaction and certain other conditions are met.

      REDEMPTION. To the extent it has the funds legally available therefore, BPC Holding may, at its option, in whole or in part, redeem the outstanding shares of Series B Preferred Stock by paying cash of $25.00 per share, plus all accrued unpaid dividends with respect thereto. Further, to the extent permitted under the terms of existing indebtedness and the Series A Preferred Stock, BPC Holding shall redeem the Series B Preferred Stock, as previously outlined, in the event that (i) a transaction is consummated whereby AEP owns less than two-thirds of the common stock of BPC Holding initially held by it, (ii) the sale of all or substantially all the assets of Berry Plastics Corporation to an unrelated third party, (iii) the consummation of one or more registered public offerings of common stock by BPC Holding or Berry Plastics Corporation under the Securities Act of 1933, as amended, resulting in net proceeds to BPC Holding or Berry Plastics Corporation of at least $50 million during any 12-month period, or
(iv) the redemption in full of a the Series A Preferred Stock and payment in full of all dividends in respect thereof.

SERIES C-1 PREFERRED STOCK; SERIES C-2 PREFERRED STOCK; SERIES C-3 PREFERRED STOCK; SERIES C-4 PREFERRED STOCK AND SERIES C-5 PREFERRED STOCK

     AS OF THE DATE HEREOF, THERE ARE 3,063, 1,910, 2,135, 3,033 AND 3,027
SHARES OF SERIES C-1 PREFERRED STOCK, SERIES C-2 PREFERRED STOCK, SERIES C-3 PREFERRED STOCK, SERIES C-4 PREFERRED STOCK AND SERIES C-5 PREFERRED STOCK (COLLECTIVELY, THE "SERIES C PREFERRED STOCK") OF BPC HOLDING ISSUED AND OUTSTANDING, RESPECTIVELY.

     PRIORITY. The Series C Preferred Stock ranks junior to the Series A Preferred Stock and the Series B Preferred Stock and prior to all other capital stock of BPC Holding with regard to the payment of dividends and the distribution of assets upon a dissolution, liquidation or winding up of BPC Holding.

     LIQUIDATION. Upon a dissolution, liquidation or winding up of BPC Holding, the holders of Series C-1, C-2, C-3, C-4 and C-5 Preferred Stock are entitled to receive, out of the assets available for distribution therefor and in preference to the holders of all other capital stock of BPC Holding, but subject to the prior rights of the holders of Series A Preferred Stock and Series B Preferred Stock, an amount equal to the greater of $652.95, $1,047.12, $936.77, $659.41, $660.72 per share, respectively (which such numbers are subject to adjustment from time to time), plus all respective accrued and unpaid dividends thereon (declared on undeclared) and (ii) the amount such holders would be entitled to receive upon such liquidation if they had converted all the Series C Preferred Stock into Class B Non-Voting Preferred Stock and Series D Preferred Stock (such conversion, discussed more fully below). If upon such dissolution, liquidation or winding up, the assets of BPC Holding are insufficient to pay such holders the full amounts described, the holders of Series C Preferred Stock will then share ratably in any distribution of assets according to the respective amounts that would otherwise be payable with respect to such shares if all amounts payable in respect thereof were paid in full.

     DIVIDENDS. The holders of Series C Preferred Stock, in preference to the holders of all other capital stock of BPC Holding, but subject to the preferences of the holders of Series A Preferred Stock and the Series B Preferred Stock, are entitled to receive cumulative dividends at 14% per annum on each share, and no more, when and as declared by BPC Holding's board of directors. Such dividends accrue quarterly and are payable in cash only, when and as declared, out of funds legally available therefor or upon a redemption.

     VOTING. Except as otherwise provided by law, the holders of Series C Preferred Stock do not have any voting rights. With certain exceptions, without the affirmative consent of the holders of at least a majority of the Series C Preferred Stock then outstanding, BPC Holding cannot declare, pay or set apart for payment on stock ranking junior to the Series C Preferred Stock, any dividend or make any distribution in respect of such stock or take certain other specified actions.

     MERGER. Unless BPC Holding is the surviving corporation, it cannot otherwise consolidate with or merge with or into, or convey or transfer all or substantially all it assets to, any person unless (i) all the outstanding shares of Series C Preferred Stock are purchased as part of such transaction at a per share price of not less than the respective liquidation preference amount of each such share, plus all respective accrued and unpaid dividends through the date of such purchase or (ii) the successor corporation assumes (with the consent the holders of at least 51% of the outstanding Series C Preferred Stock) all of BPC Holding's obligations and the holders of Series C Preferred Stock have all the same rights, privileges and preferences in the successor corporation as they had in BPC Holding immediately prior to such transaction and certain other conditions are met.

     CONVERSION. Each holder of Series C Preferred Stock has the right, at is option, at any time, beginning on December 31, 2001 for the holders of Series C-1 Preferred Stock, and on December 31, 2002, 2003, 2004 and 2005 for the holders of Series C-2, C-3, C-4 and C-5 Preferred Stock, respectively, and in each such case ending upon the consummation of a sale of BPC Holding, to convert its Series C Preferred Stock shares into (i) an equal number of shares of Class B Nonvoting Common Stock, plus a certain number of shares of Series D Preferred Stock determined pursuant to a formula. Any accrued but unpaid dividends on any shares of Series C Preferred Stock shall become accrued unpaid dividends upon the Series D Preferred Stock on a PRO RATA basis.

     REDEMPTION. To the extent permitted under the terms of existing indebtedness and the Series A Preferred Stock and the Series B Preferred Stock, BPC Holding shall redeem (at a price equal to the liquidation preference price for each such share of Series C Preferred Stock) the Series C Preferred Stock in the event that (i) a transaction is consummated whereby AEP owns less than two-thirds of the common stock of BPC Holding initially held by it, (ii) the sale of all or substantially all the assets of Berry Plastics Corporation to an unrelated third party, (iii) the consummation of one or more registered public offerings of common stock by BPC Holding or Berry Plastics Corporation under the Securities Act of 1933, as amended, resulting in net proceeds to BPC Holding or Berry Plastics Corporation of at least $50 million during any 12-month period, or (iv) the redemption in full of the Series A Preferred Stock and Series B Preferred Stock and payment in full of all dividends in respect thereto.
SERIES D PREFERRED STOCK

      AS OF THE DATE HEREOF, THERE ARE NO SHARES OF SERIES D PREFERRED STOCK OF BPC HOLDING (THE "SERIES D PREFERRED STOCK") ISSUED AND
OUTSTANDING.

      PRIORITY. The Series D Preferred Stock ranks junior to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and prior to all other capital stock of BPC Holding.

      LIQUIDATION. Upon a liquidation, dissolution or winding up of BPC Holding, the holders of the Series D Preferred Stock are entitled to receive, out of the assets available for distribution therefor and in preference to all other holders of capital stock of BPC Holding, but subject to the prior rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, an amount equal to $100.00 per share (which such number is subject to adjustment from time to time), plus all accrued and unpaid dividends thereon.

      DIVIDENDS. The holders of the Series D Preferred Stock, in preference to the holders of all other capital stock of BPC Holding, but subject to the preferences of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are entitled to receive cumulative dividends at a rate of 14.00% per annum on each share, plus all accrued and unpaid dividends, and no more, when and as declared by BPC Holding's board of directors. Such dividends accrue quarterly and are payable in cash only, when and as declared, out of funds legally available therefor or upon a redemption.

     VOTING. Except as otherwise provided by law, the holders of the Series D Preferred Stock do not have any voting rights. With certain exceptions, without the affirmative consent of the holders of at least a majority of the Series D Preferred Stock then outstanding, BPC Holding cannot declare, pay, or set apart for payment on any stock ranking junior to the Series D Preferred Stock, any dividend or make any distribution in respect of such stock OR TAKE CERTAIN OTHER SPECIFIED ACTIONS.

     MERGER. Unless BPC Holding is the surviving corporation, it cannot otherwise consolidate with or merge with or into, or convey or transfer all or substantially all it assets to, any person unless (i) all the outstanding shares of the Series D Preferred Stock are purchased as part of such transaction at a per share price of not less than $100.00 (which such number is subject to adjustment from time to time), plus all accrued and unpaid dividends through the date of such purchase or (ii) the successor corporation assumes (with the consent the holders of at least 51% of the Series D Preferred Stock then outstanding) all of BPC Holding's obligations and the holders of the Series D Preferred Stock have all the same rights, privileges and preferences in the successor corporation as they had in BPC Holding immediately prior to such transaction AND CERTAIN OTHER CONDITIONS ARE MET.

      REDEMPTION. To the extent permitted under the terms of existing indebtedness, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, BPC Holding shall redeem the Series D Preferred Stock (at a price per share of $100.00 (which such number is subject to adjustment from time to time), plus all accrued and unpaid dividends thereon), in the event that (i) a transaction is consummated whereby AEP owns less than two-thirds of the common stock of BPC Holding initially held by it, (ii) the sale of all or substantially all the assets of Berry Plastics Corporation to an unrelated third party, (iii) the consummation of one or more registered public offerings of common stock by BPC Holding or Berry Plastics Corporation under the Securities Act of 1933, as amended, resulting in net proceeds to BPC Holding or Berry Plastics Corporation of at least $50 million during any 12-month period, or (iv) the redemption in full of a the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and payment in full of all dividends in respect thereof.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        BPC Holding's certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breach of their fiduciary duty as a director, unless the director has breached his or her duty of loyalty to BPC Holding or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. BPC Holding's by-laws provide that directors, officers and employees shall be indemnified by BPC Holding to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf

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


of BPC Holding; provided that BPC Holding shall only be obligated to provide indemnification to the extent a proceeding, initiated by the indemnitee, was authorized by BPC Holding's board of directors. BPC Holding's by-laws also provide for the advancement of expenses to directors and officers; provided such indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such indemnitee was not entitled to indemnification. In addition, BPC Holding's by-laws provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise.

        BPC Holding also has directors' and officers' insurance against certain liabilities. In the ordinary course of business, BPC Holding's board of directors regularly reviews the scope and adequacy of such insurance coverage.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

    There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8. EXHIBITS.

    (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT NO.

    3.1 Amended and Restated Certificate of Incorporation of BPC Holding Corporation (filed as Exhibit 3.1 to the 2000 Form 10-K and incorporated herein by reference)

    3.2 By-laws of BPC Holding Corporation (filed as Exhibit 3.2 to the Form S-1 (File No. 33-75706) and incorporated herein by reference)

    3.3 Certificate of Designation, Preferences and Rights of Series B Cumulative Preferred Stock of BPC Holding Corporation (filed as
        Exhibit 3.10 to the 1997 Form 10-K and incorporated herein by reference)

    3.4 Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series B Cumulative Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.6 to the 2000 Form 10-K and incorporated herein by reference)

    3.5 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BPC Holding Corporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.6 Certificate of Designation, Preferences and Rights of the Series C-1 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.7 Certificate of Designation, Preferences and Rights of the Series C-2 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.3 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.8 Certificate of Designation, Preferences and Rights of the Series C-3 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.4 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.9 Certificate of Designation, Preferences and Rights of the Series C-4 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.5 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.10 Certificate of Designation, Preferences and Rights of the Series C-5 Preferred Stock of BPC Holding Corporation (filed as Exhibit
        3.6 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.11 Certificate of Designation, Preferences and Rights of the Series D Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.13 to the 2001 Form 10-K and incorporated herein by reference)

    5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered*

    23.1 Consent of Ernst & Young, LLP*

    23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

    24.1 Power of Attorney (included on the signature page hereto)

    99.1 Amended and Restated BPC Holding Corporation 1996 Stock Option
        Plan*

    99.2 Amendment No. 1 to Amended and Restated BPC Holding Corporation 1996 Stock Option Plan*
    ________________________

    *  Filed herewith.

Item 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by BPC Holding pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of BPC Holding's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of BPC Holding pursuant to the foregoing provisions, or otherwise, BPC Holding has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by BPC Holding of expenses incurred or paid by a director, officer or controlling person of BPC Holding in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, BPC Holding will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, BPC Holding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, Indiana, on this 28{th} day of June 2002.

                                   BPC HOLDING CORPORATION



                                   By:/S/ IRA G. BOOTS
                                      Ira G. Boots
                                      President


                             POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Ira G. Boots, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes of any of them may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

  SIGNATURE               CAPACITY                                DATE
/S/ ROBERTO BUARON       Chairman of the Board of Directors     June 28, 2002
Roberto Buaron

/S/ IRA G. BOOTS          President and Director                June 28, 2002
Ira G. Boots             (Principal Executive Officer)

/S/ JAMES M. KRATOCHVIL  Executive Vice President,              June 28, 2002
James M. Kratochvil      Chief Financial Officer, Treasurer
                         and  Secretary (Principal Financial and
                         Accounting Officer)

/S/ JOSEPH S. LEVY       Vice President, Assistant Secretary    June 28, 2002
Joseph S. Levy           and Director

/S/ DAVID M. CLARKE         Director                            June 28, 2002
David M. Clarke



/S/ LAWRENCE G. GRAEV       Director                            June 28, 2002
Lawrence G. Graev


/S/ DONALD HOFMANN, JR.     Director                            June 28, 2002
Donald Hofmann, Jr.

/S/ MATHEW J. LORI          Director                            June 28, 2002
Mathew J. Lori


                               EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION

    3.1 Amended and Restated Certificate of Incorporation of BPC Holding Corporation (filed as Exhibit 3.1 to the 2000 Form 10-K and incorporated herein by reference)

    3.2 By-laws of BPC Holding Corporation (filed as Exhibit 3.2 to the Form S-1 (File No. 33-75706) and incorporated herein by reference)

    3.3 Certificate of Designation, Preferences and Rights of Series B Cumulative Preferred Stock of BPC Holding Corporation (filed as
        Exhibit 3.10 to the 1997 Form 10-K and incorporated herein by reference)

    3.4 Certificate of Amendment to Certificate of Designation, Preferences and Rights of Series B Cumulative Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.6 to the 2000 Form 10-K and incorporated herein by reference)

    3.5 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BPC Holding Corporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.6 Certificate of Designation, Preferences and Rights of the Series C-1 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.7 Certificate of Designation, Preferences and Rights of the Series C-2 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.3 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.8 Certificate of Designation, Preferences and Rights of the Series C-3 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.4 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.9 Certificate of Designation, Preferences and Rights of the Series C-4 Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.5 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.10 Certificate of Designation, Preferences and Rights of the Series C-5 Preferred Stock of BPC Holding Corporation (filed as Exhibit
        3.6 to the Quarterly Report on Form 10-Q filed on August 13, 2001 and incorporated herein by reference)

    3.11 Certificate of Designation, Preferences and Rights of the Series D Preferred Stock of BPC Holding Corporation (filed as Exhibit 3.13 to the 2001 Form 10-K and incorporated herein by reference)

    5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered*

    23.1 Consent of Ernst & Young, LLP*

    23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

    24.1 Power of Attorney (included on the signature page hereto)

    99.1 Amended and Restated BPC Holding Corporation 1996 Stock Option
        Plan*

    99.2 Amendment No. 1 to Amended and Restated BPC Holding Corporation 1996 Stock Option Plan*
    ________________________

    *  Filed herewith.

                                                                EXHIBIT 5.1


                     [GOODWIN PROCTER LLP LETTERHEAD]


July 9, 2002


BPC Holding Corporation
101 Oakley Street
Evansville, Indiana 47710


Ladies and Gentlemen:


    This opinion is delivered in our capacity as special counsel to BPC Holding Corporation (the "Company") in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), which registers 75,000 shares of the Company's Class B Nonvoting Common Stock, par value $0.01 per share (the "Shares"), which may be issued pursuant to the Amended and Restated 1996 Stock Option Plan.

    In that capacity, we have examined the articles of incorporation and by-laws of the Company, the Registration Statement, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

    We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware (the "DGCL"), including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and the Delaware Constitution.

    Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and upon issuance, delivery and receipt of full consideration therefor as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable by the Company under the DGCL.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.


                                Very truly yours,





                                Goodwin Procter LLP